Exhibit 99.3

Unaudited Financial Statements

AIMIA Foods Holdings Limited

For the six months ended 31 December 2013

Registered number: 06201887

AIMIA Foods Holdings Limited

INDEPENDENT AUDITOR’S REVIEW REPORT	Grant Thornton UK LLP 4 Hardman Square Spinningfields Manchester M3 3EB T +44 (0) 161 953 6901 www.grant-thornton.co.uk

Board of Directors

Aimia Foods Holdings Limited

We have reviewed the accompanying consolidated interim financial statements of Aimia Foods Holdings Limited and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of 31 December 2013 and 2012, and the related consolidated profit and loss accounts and cash flow statements for the six-month periods ended 31 December 2013 and 2012, and the related notes to the interim financial statements.

Management’s responsibility

The Company’s management is responsible for the preparation and fair presentation of the consolidated interim financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law); this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with United Kingdom Generally Accepted Accounting Practice.

Auditor’s responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements. Accordingly, we do not express such an opinion.

ii

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated interim financial statements referred to above for them to in accordance with United Kingdom Generally Accepted Accounting Practice.

GRANT THORNTON UK LLP

Manchester

United Kingdom

5 August 2014

iii

AIMIA Foods Holdings Limited

Unaudited consolidated profit and loss account

For the six months ended 31 December 2013

	Note	6 months ended 31 December 2013 £000	6 months ended 31 December 2012 £000
Turnover	1,2	33,870	29,512
Cost of sales		(25,725)	(23,061)

Gross profit		8,145	6,451
Distribution costs		(681)	(540)
Administrative expenses		(2,813)	(2,655)

Operating profit	3	4,651	3,256
Interest payable and similar charges	7	(52)	(55)

Profit on ordinary activities before taxation		4,599	3,201

Tax on profit on ordinary activities	8	(1,026)	(747)
Profit for the financial period	18	3,573	2,454

All amounts relate to continuing operations.

There were no recognised gains and losses for the current or prior period other than those included in the Profit and loss account.

The accompanying notes 1 to 31 form part of these financial statements.

AIMIA Foods Holdings Limited

Registered number: 06201887

Unaudited consolidated balance sheet

As at 31 December 2013

	Note	31 December 2013 £000	31 December 2012 £000
Fixed assets
Intangible assets	9	6,119	6,573
Tangible assets	10	3,442	1,500
Investments	11	672	—

		10,233	8,073
Current assets
Stocks	12	4,956	3,877
Debtors	13	8,565	7,269
Cash at bank		8,458	1,854

		21,979	13,000
Creditors: amounts falling due within one year	14	(16,416)	(13,281)

Net current assets/(liabilities)		5,563	(281)

Total assets less current liabilities		15,796	7,792
Creditors: amounts falling due after more than one year	15	(3,375)	(1,494)

Net assets		12,421	6,298

Capital and reserves
Called up share capital	17	500	500
Capital redemption reserve	18	544	544
Profit and loss account	18	11,377	5,254

Shareholders’ funds	19	12,421	6,298

The financial statements were approved and authorised for issue by the board and were signed on its behalf on 5 August 2014.

Mr R N Unsworth

Director

The accompanying notes 1 to 31 form part of these unaudited financial statements.

AIMIA Foods Holdings Limited

Registered number: 06201887

Unaudited company balance sheet

As at 31 December 2013

	Note	31 December 2013 £000	31 December 2012 £000
Fixed assets
Investments	11	12,403	12,403
Current assets
Debtors	13	110	110
Creditors: amounts falling due within one year	14	(11,631)	(11,631)

Net current Liabilities		(11,521)	(11,521)

Net assets		882	882

Capital and Reserves
Called up share capital	17	500	500
Capital redemption reserve	18	544	544
Profit and loss account	18	(162)	(162)

Shareholders’ funds	19	882	882

The financial statements were approved and authorised for issue by the board and were signed on its behalf on 5 August 2014.

Mr R N Unsworth

Director

The accompanying notes 1 to 31 form part of these unaudited financial statements.

AIMIA Foods Holdings Limited

Unaudited consolidated cash flow statement

For the six months ended 31 December 2013

	Note	6 months ended 31 December 2013 £000	6 months ended 31 December 2012 £000
Net cash flow from operating activities	20	5,490	(76)
Returns on investments and servicing of finance	21	(52)	(55)
Taxation		(1,588)	211
Capital expenditure and financial investment	21	(1,119)	(252)

Cash inflow/(outflow) before financing		2,731	(172)
Financing	21	3,045	1,420

Increase in cash in the period		5,776	1,248

Reconciliation of net cash flow to movement in net funds/(debt)

For the six months ended 31 December 2013

	6 months ended 31 December 2013 £000	6 months ended 31 December 2012 £000
Increase in cash in the period	5,776	1,248
Increase in debt	(3,045)	(1,420)

Change in net debt resulting from cash flows	2,731	(172)
New finance lease	—	177

Movement in net debt in the period	2,731	5
Net funds/(debt) at 1 July	898	(212)

Net funds/(debt) at 31 December	3,629	(207)

The accompanying notes 1 to 31 form part of these financial statements.

AIMIA Foods Holdings limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

1.	Accounting policies

1.1	Basis of preparation of financial statements

The financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 2006 and applicable UK accounting standards (United Kingdom Generally Accepted Accounting Principles).

1.2	Going concern

The Group has considerable financial resources together with long standing relationships with a number of customers and suppliers across different geographic areas. As a consequence, the directors believe that the Group is well placed to manage its business risk successfully despite the current uncertain economic outlook.

1.3	Basis of consolidation

The Group financial statements consolidate the accounts of the company and all of its subsidiary undertakings drawn up for the six months ended 31 December 2013.

On acquisition of a subsidiary, all of the subsidiary’s assets and liabilities which exist at the date of acquisition are recorded at their fair value reflecting their condition at that date.

1.4	Turnover

Turnover is the total amount receivable by the Group for goods supplied and services provided, excluding VAT and trade discounts. Revenue from the supply of goods is recognised when the significant risks and rewards of ownership have been transferred to the buyer, which is at the point of despatch.

1.5	Goodwill

Goodwill is the difference between amounts paid on the acquisition of a business or a company and the fair value of the identifiable assets and liabilities. It is amortised to the Profit and loss account over its estimated economic life.

1.6	Investments

Investments are included at cost less provision for impairment.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

1.	Accounting policies (continued)

1.7	Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation and less any provision for impairment. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Leasehold improvements	-	3 - 10 years
Plant and machinery	-	3 - 10 years
Motor vehicles	-	3 years
Fixtures & fittings	-	5 years
Computer equipment	-	3 - 5 years

1.8	Stocks

Stocks are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow-moving stocks. Cost includes materials, direct labour, other direct overheads and royalties payable. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal

1.9	Hire purchase agreements

Assets held under hire purchase agreements are capitalised and disclosed under tangible fixed assets at their fair value. The capital element of the future payments is treated as a liability and the interest is charged to the profit and loss account at a constant rate of charge on the balance of capital repayments outstanding.

1.10	Operating leases

Rentals applicable to operating leases, where substantially all of the benefits and risks of ownership remain with the lessor, are charged against profits on a straight line basis over the period of the lease.

1.11	Lease income

Payments received under operating leases are credited to the profit and loss account on a straight line basis over the lease term.

1.12	Current tax

The current tax charge is based on the profit for the period and is measured at the amounts expected to be paid based on the tax rates and laws substantively enacted by the balance sheet date. Current and deferred tax is recognised in the profit and loss account for the period except to the extent that it is attributable to gain or loss that is, or has been, recognised directly in the statement of total recognised gains and losses.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

1.	Accounting policies (continued)

1.13	Deferred taxation

Deferred tax is recognised in respect of all timing differences that had originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with the following exception, deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

1.14	Foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date.

Transactions in foreign currencies are translated into sterling at the rate ruling on the date of the transaction.

Exchange gains and losses are recognised in the Profit and loss account.

1.15	Pensions

The Group operates a defined contribution pension scheme and the pension charge represents the amounts payable by the Group to the fund in respect of the period.

1.16	Financial Instruments

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its financial liabilities.

Where the contractual obligations of financial instruments (including share capital) are equivalent to a similar debt instrument, those financial instruments are classed as financial liabilities. Financial liabilities are presented as such in the balance sheet. Finance costs and gains or losses relating to financial liabilities are included in the profit and loss account. Finance costs are calculated so as to produce a constant rate of return on the outstanding liability.

Where the contractual terms of share capital do not have any terms meeting the definition of a financial liability then this is classed as an equity instrument. Dividends and distributions relating to equity instruments are debited direct to equity.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

2.	Turnover

An analysis of turnover by class of business is as follows:

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
United Kingdom	33,609	29,284
Europe	261	228

	33,870	29,512

The turnover and profit on ordinary activities before taxation is attributable to the manufacture and distribution of food and beverage supplies into the retail, cash and carry, foodservice and vending sectors and the provision of manufacturing and packing services to the food industry.

3.	Operating profit

The operating profit is stated after charging:

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Amortisation—intangible fixed assets	227	227
Depreciation of tangible fixed assets:
- owned by the group	37	36
- held under finance leases	226	223
Operating lease rentals:
- other	59	59
- land and buildings	478	478

4.	Auditors’ remuneration

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Fees payable to the company’s auditor and its associates for the UK statutory audit of the company’s annual accounts	17	19
Fees payable to the company’s auditor and its associates in respect of:
Taxation compliance services	2	2

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

5.	Staff costs

Staff costs, including directors’ remuneration, were as follows:

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Wages and salaries	3,351	3,606
Social security costs	371	283
Other pension costs	124	120

	3,846	4,009

The average monthly number of employees, including the directors, during the period was as follows:

	6 months ended 31 December 2013	6 months ended 31 December 2012
	No.	No.
Production	106	99
Administration	188	160

	294	259

6.	Directors’ remuneration

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Remuneration	430	348

Company pension contributions to defined contribution pension schemes	32	29

During the period retirement benefits were accruing to 5 directors (2013 - 5 in respect of defined contribution pension schemes. The highest paid director received remuneration of £66,000 (2012 - £66,000). Management and consultancy fees of £55,000 (2012 - £55,000) were paid which comprised charges for the services of I Unsworth and G Unsworth.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

7.	Interest payable

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
On bank loans and overdrafts	10	36
On finance leases and hire purchase contracts	42	19

	52	55

8.	Taxation

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Analysis of tax charge in the period
Current tax (see note below)
UK corporation tax charge on profit for the period	1,095	761
Adjustments in respect of prior periods	(69)	(14)

Total current tax	1,026	747

Deferred tax
Origination and reversal of timing differences	—	—
Effect of increased tax rate on opening liability	—	—

Total deferred tax (see note 16)	—	—

Tax on profit on ordinary activities	1,026	747

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

Factors affecting tax charge for the period

The tax assessed for the period is lower than (2012 - lower than) the standard rate of corporation tax in the UK of 23.00% (2012 – 24.00%). The differences are explained below:

	6 months ended 31 December 2013	6 months ended 31 December 2012
	£000	£000
Profit on ordinary activities before tax	4,599	3,201

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 23.00% (2012 – 24.00%)	1,092	760
Effects of:
Expenses not deductible for tax purposes, other than goodwill amortisation and impairment	190	39
Capital allowances for period in excess of depreciation	(179)	(36)
Adjustments to tax charge in respect of prior periods	(68)	(14)
Short term timing difference leading to an decrease in taxation	(9)	(2)

Current tax charge for the period (see note above)	1,026	747

9.	Intangible fixed assets

Goodwill
£000
Group
Cost
At 1 July 2013 and 31 December 2013	9,069

Amortisation
At 1 July 2013	2,723
Charge for the period	227

At 31 December 2013	2,950

Net book value
At 31 December 2013	6,119

At 30 June 2013	6,346

At 31 December 2012	6,573

The directors have assessed that the goodwill has a useful economic life of 20 years.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

10.	Tangible fixed assets

	L/Term Leasehold Property	Plant & machinery	Motor vehicles	Fixtures & fittings	Total
Group	£000	£000	£000	£000	£000
Cost
At 1 July 2013	188	11,924	85	2,735	14,932
Additions	—	1,089	—	34	1,123

At 31 December 2013	188	13,013	85	2,769	16,055

Depreciation
At 1 July 2013	85	9,585	49	2,631	12,350
Charge for the period	—	239	6	18	263

At 31 December 2013	85	9,824	55	2,649	12,613

Net book value
At 31 December 2013	103	3,189	30	120	3,442

At 30 June 2013	103	2,339	36	104	2,582

At 31 December 2012	103	1,274	2	121	1,500

The net book value of assets held under finance leases or hire purchase contracts, included above, are as follows:

	2013	2012
Group	£000	£000
Plant and machinery	2,069	1,175

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

11.	Fixed asset investments

Unlisted investments
Group	£000
Cost
At 1 July 2013 and 31 December 2013	672

Net book value
At 30 June 2013 and 31 December 2013	672

At 31 December 2012	—

The fixed asset investment represents a 49% shareholding in Associated Coffee Merchants (International) Limited, incorporated in England and Wales. There are no common directors and the directors believe there is no significant influence held over the company, as such the investment has been held at cost under fixed asset investments.

Investments in subsidiary companies
Company	£000
Cost
At 1 July 2013 and 31 December 2013	12,403

Net book value
At 31 December 2013	12,403

At 30 June 2013	12,403

At 31 December 2012	12,403

Details of the principal subsidiaries can be found under note number 27.

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

12.	Stocks

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Raw materials	2,737	1,897	—	—
Finished goods and goods for resale	2,219	1,980	—	—

	4,956	3,877	—	—

13.	Debtors

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Trade debtors	7,626	6,127	—	—
Amounts owed by group undertakings	—	—	110	110
Other debtors	47	113	—	—
Prepayments and accrued income	647	559	—	—
Deferred tax asset (see note 16)	245	470	—	—

	8,565	7,269	110	110

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

14.	Creditors:

Amounts falling due within one year

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Net obligations under finance leases and hire purchase contracts	1,454	572	—	—
Trade creditors	10,332	8,116	—	—
Amounts owed to group undertakings	—	—	11,631	11,631
Corporation tax	1,027	1,330	—	—
Other taxation and social security	179	179	—	—
Other creditors	102	109	—	—
Accruals and deferred income	3,322	2,975	—	—

	16,416	13,281	11,631	11,631

The finance leases are secured against the assets to which they relate.

15.	Creditors:

Amounts falling due after more than one year

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Net obligations under finance leases and hire purchase contracts	3,375	1,494	—	—

Obligations under finance leases and hire purchase contracts, included above, are payable as follows:

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Between one and five years	3,375	1,494	—	—

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

16.	Deferred taxation

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
At beginning of period	245	470	—	—
Charge during the period (P&L)	—	—	—	—

At end of period	245	470	—	—

The deferred taxation balance is made up as follows:

	Group		Company
	2013	2012	2013	2012
	£000	£000	£000	£000
Accelerated capital allowances	245	470	—	—

	245	470	—	—

The directors believe that the deferred tax asset of £245,000 (2012 - £470,000) recognised in the accounts will be recoverable against suitable profits arising in the future.

17.	Share capital

	2013	2012
	£000	£000
Allotted, called up and fully paid
500,000 - Ordinary Shares of £l each	500	500

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

18.	Reserves

Group	Capital redempt’n reserve £000	Profit and loss account £000
At 1 July 2013	544	7,804
Profit for the financial period	—	3,573

At 31 December 2013	544	11,377

Company	Capital redempt’n reserve £000	Profit and loss account £000
At 1 July 2013 and 31 December 2013	544	(162)

19.	Reconciliation of movement in shareholders’ funds

Group	2013 £000	2012 £000
Opening shareholders’ funds	8,848	3,844
Profit for the financial period	3,573	2,454

Closing shareholders’ funds	12,421	6,298

Company	2013 £000	2012 £000
Shareholders’ funds at 1 July 2013 and 31 December 2013	882	882

The company has taken advantage of the exemption contained within section 408 of the Companies Act 2006 not to present its own profit and loss account.

The profit for the period dealt with in the accounts of the company was £NIL (2013 - £nil).

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

20.	Net cash flow from operating activities

	6 month period to 31 December 2013 £000	6 month period to 31 December 2012 £000
Operating profit	4,651	3,257
Amortisation of intangible fixed assets	227	227
Depreciation of tangible fixed assets	263	259
Increase in stocks	(876)	(237)
Increase in debtors	(1,935)	(1,304)
Increase/(decrease) in creditors	3,160	(2,278)

Net cash inflow/(outflow) from operating activities	5,490	(76)

21.	Analysis of cash flows for headings netted in cash flow statement

	6 month period to 31 December 2013 £000	6 month period to 31 December 2012 £000
Returns on investments and servicing of finance
Interest paid	(10)	(36)
Hire purchase interest	(42)	(19)

Net cash outflow from returns on investments and servicing of finance	(52)	(55)

	2013 £000	2012 £000
Capital expenditure and financial investment
Purchase of tangible fixed assets	(1,123)	(252)
Sale of tangible fixed assets	4	—

Net cash outflow from capital expenditure	(1,119)	(252)

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

	2013 £000	2012 £000
Financing
Repayment of finance leases	(253)	(124)
New finance leases	3,298	1,544

Net cash inflow from financing	3,045	1,420

22.	Analysis of changes in net debt

	1 July 2013 £000	Cash flow £000	Inception of new finance leases £000	31 December 2013 £000
Cash at bank and in hand	2,682	5,776	—	8,458

	2,682	5,776	—	8,458
Finance lease obligations
Debts due within one year	(1,784)	—	(3,045)	(4,829)
Debts falling due after more than one year	—	—	—	—

Net debt	898	5,776	(3,045)	3,629

23.	Pension commitments

The Group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The pension cost charge represents contributions payable by the Group to the fund and amounts to £124,000 (six months ended December 2012 - £120,000). Contributions totalling £44,000 (six months ended December 2012 - £44,000) were payable to the fund at the balance sheet date.

24.	Capital commitments

The Group had capital commitments at 31 December 2013 of £NIL (2012: £NIL).

25.	Contingent liabilities

There were no contingent liabilities at 31 December 2013 (2012: £Nil).

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

26.	Operating lease commitments

At 31 December 2013, the group had annual commitments under non-cancellable operating leases as follows:

	Land and buildings			Other
Group	2013 £000	2012 £000	2013 £000	2012 £000
Expiry date:
Within 1 year	173	—	22	1
Between 2 and 5 years	299	488	53	82
After more than 5 years	445	445	—	—

27.	Principal subsidiaries

Company name	Country	Percentage Shareholding	Description
Aimia Foods Limited	England and Wales	100	Food and beverage manufacturing and distribution
Aimia Foods Group Limited	England and Wales	100	Intermediate Holding Company
Stockpack Limited	England and Wales	100	Dormant
Aimia Foods EBT Company Limited	England and Wales	100	Employee benefits trust

28.	Financial Instruments

The Group incurs foreign exchange risk on sales and purchases that are denominated in currencies other than sterling. The Group uses forward exchange contracts to hedge this risk. The fair value of the Group’s forward contracts to buy Euros at 31 December 2013 was £1,446,000 (2012 - £1,835,000). The fair value of the Group’s forward contracts to buy Dollars at 31 December 2013 was £340,000 (2012 - £nil).

29.	Related party transactions

The company has taken advantage of the exemption in Financial Reporting Standard No. 8 “Related party disclosures” and has not disclosed transactions with group undertakings, all of which are eliminated on consolidation.

During the period, the company paid rent of £4,250 (2012: £4,250) in relation to a property owned by Mr I M Unsworth and Mr R N Unsworth. As at 31 December 2013, the rent prepaid amounted to £4,250 (2012: £2,125).

AIMIA Foods Holdings Limited

Notes to the unaudited financial statements

For the six months ended 31 December 2013

30.	Post balance sheet events

Cott Ventures Ltd., a subsidiary of Cott Corporation, acquired 100 percent of the share capital of the Aimia Foods Holdings Limited, pursuant to a Share Purchase Agreement dated May 30, 2014. The aggregate purchase price for the Aimia Acquisition was £52.1 million payable in cash, which included a payment for estimated closing balance sheet working capital, £19.9 million in deferred consideration to be paid by September 30, 2014, and aggregate contingent consideration of up to £15.9 million, which is payable upon the achievement of certain performance measures during 52 weeks ending July 1, 2016.

Prior to the transaction, the Group settled all balances owed between group companies and secured finance lease creditors.

31.	Ultimate controlling party

Subsequent to 30 May 2014, the ultimate controlling party is Cott Corporation by virtue of its 100% shareholding. Prior to that date the ultimate controlling party was the Unsworth family.